Exhibit 99.1
FINAL
SHAREHOLDER AGREEMENT
     AGREEMENT, dated as of June 3, 2006, 2006, by and between American Medical Systems Holdings, Inc., a Delaware corporation (“Parent”), and the person listed on the signature page hereto (the “Shareholder”), a holder of shares of common stock, without par value (“Company Common Stock”), of Laserscope, a California corporation (“Company”).
     WHEREAS, Parent, the Company and Kermit Merger Corp., a California corporation and an indirect, wholly-owned subsidiary of Parent (“Merger Sub”), have entered into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which Merger Sub has agreed, subject to the terms and conditions contained therein, to (i) offer to acquire (the “Offer”) all of the outstanding shares of Company Common Stock at a price for each share of $31.00 in cash (or such higher price per share as may be paid by Merger Sub in the Offer) and (ii) merge with and into the Company, with the Company to be the surviving corporation;
     WHEREAS, the Shareholder beneficially owns (as described herein) that number of shares of the Company Common Stock specified on the signature page hereof;
     WHEREAS, in order to induce Parent and Merger Sub to enter into the Merger Agreement, Parent has requested that the Shareholder, and the Shareholder has agreed, to enter into this Agreement with respect to all Shares (as defined below) of Company Common Stock now or hereafter held of record or Beneficially Owned (as defined below) by the Shareholder; and
     WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement.
     NOW, THEREFORE, the parties hereto agree as follows:
ARTICLE 1
Grant of Proxy; Voting Agreement; Agreement to Tender
     1.1 Voting Agreement. The Shareholder hereby agrees that, during the period commencing on the date hereof and continuing until the first to occur of (a) the Effective Time or (b) termination of the Merger Agreement in accordance with its terms, at any meeting of the holders of Company Common Stock, however called, or in connection with any written consent of the holders of Company Common Stock, the Shareholder shall vote (or cause to be voted) to the extent not voted by Parent as proxy in Section 1.2 below, all of the Shares, whether heretofore owned or hereafter acquired and to the extent such Shares may be voted: (i) in favor of approval of the Merger Agreement, the Offer, the Merger and other related agreements (or any amended versions thereof) and any actions required in furtherance thereof and hereof; (ii) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement; and (iii) except as otherwise agreed to in writing in advance by Parent, against the following actions (other than the Offer, the Merger and the transactions contemplated by the Merger Agreement): (A) any Acquisition Proposal or any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company, a sale, lease or transfer of a material amount of assets of the Company, or a reorganization, recapitalization, dissolution or liquidation of the Company; or (B) (1) any change in a majority of the persons who constitute the board of directors of the Company; (2) any change in the present capitalization of the Company or any amendment of the Company’s Articles of Incorporation or Bylaws; (3) any other material change in the Company’s corporate structure or business; or (4) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially and adversely affect the Offer, the Merger or any of the transactions contemplated by this Agreement or the Merger Agreement. The Shareholder shall not enter into any agreement or understanding with any Person the effect of which would be inconsistent or violative of this Agreement. For purposes of this Agreement, “Beneficially Own,” “Beneficially Owned” or “Beneficial Ownership” (or any other derivative of such terms) with respect to any securities shall mean having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a “group” within the meaning of Section 13(d)(3) of the Exchange Act. The “Shares” shall include all shares of Company Common Stock held of record on the date hereof or at any other time prior to the termination of this Agreement (or Beneficially Owned by the Shareholder as of March 31, 2006), but shall exclude any Shares as to which the Shareholder disclaims Beneficial Ownership in any Company filing under the Exchange Act.
     1.2 Irrevocable Proxy. The Shareholder hereby revokes any and all previous proxies granted with respect to the Shares. By entering into this Agreement, the Shareholder hereby grants a proxy appointing Parent as the Shareholder’s attorney-in-fact and proxy, with full power of substitution, for and in the Shareholder’s name, to vote, express, consent or dissent, or otherwise to utilize such voting power as Parent or its proxy or substitute shall, in Parent’s sole discretion, deem proper with respect to the Shares to effect any action contemplated by Section 1.1 above (including the right to sign its name (as Shareholder) to any consent, certificate or other document relating to Company that the law of the State of California may permit or require). The proxy granted by the Shareholder pursuant to this Section 1.2 is irrevocable, is coupled with an interest and is granted in consideration of Parent entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses, provided, however, that the proxy granted by the Shareholder shall be revoked upon termination of this Agreement in accordance with its terms.
     1.3 Agreement to Tender. The Shareholder hereby agrees to tender for payment in the Offer all of the outstanding Shares within five (5) Business Days after the commencement of the Offer, pursuant to and in accordance with the terms of the Offer, and agrees that, prior to the termination of the Merger Agreement in accordance with its terms, the Shareholder will not withdraw its tender of the Shares. To effect such tender, the Shareholder shall, within such five (5) Business Day period, (a) deliver to the Paying Agent designated in the Offer: (i) a letter of transmittal with respect to such Shares complying with the terms of the Offer, (ii) certificates representing such Shares and (iii) all other documents or instruments required to be delivered pursuant to the terms of the Offer, and/or (b) instruct its broker or such other person who is the holder of record of any Shares beneficially owned by the Shareholder to tender such shares for payment in the Offer pursuant to the terms and conditions of the Offer.
ARTICLE 2
Representations and Warranties of Shareholder
     The Shareholder represents and warrants to Parent that:
     2.1 Power; Binding Agreement. The Shareholder has the necessary power and authority to enter into and perform all of the Shareholder’s obligations under this Agreement, and the person signing this Agreement on behalf of the Shareholder has the legal capacity, power and authority to execute and deliver this Agreement on behalf of the Shareholder. This Agreement has been duly and validly authorized, executed and delivered by the Shareholder and, assuming that this Agreement has been duly executed and delivered by Parent, constitutes a valid and binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws of applicability relating to or affecting creditors’ rights and general principles of equity. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Shareholder is trustee whose consent is required for the authorization, execution and delivery of this Agreement or the consummation by the Shareholder of the transactions contemplated hereby whose consent has not been obtained. If the Shareholder is married and the Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and assuming that this Agreement has been duly executed and delivered by Parent, constitutes a valid and binding agreement of, the Shareholder’s spouse, enforceable against such person in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws of applicability relating to or affecting creditors’ rights and general principles of equity.
     2.2 Non-Contravention. The execution, delivery and, subject to compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and securities laws, as applicable, performance by the Shareholder of this Agreement, do not and will not (i) conflict with or violate, or require any consent or other action by any Person, with respect to the Shareholder, under any applicable law, statute, rule, regulation, judgment, injunction, order or decree applicable to the Shareholder, (ii) conflict with, require any consent or other action by any Person under, or constitute a default under, or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Shareholder is a party or by which any of the Shareholder’s properties or assets are bound, including, without limitation, any voting agreement, Shareholders agreement, voting trust, trust or similar agreement with respect to the Shares, (iii) result in the imposition of any encumbrance on the Shares or (iv) require any consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, with respect to the Shareholder.
     2.3 Ownership of Shares. Except as otherwise set forth on the signature page hereto, the Shareholder is the sole record and Beneficial Owner of the Shares. The outstanding Shares are, and shall be delivered to Parent pursuant to this Agreement, free and clear of any encumbrance and any other limitation or restriction (including any restriction on the right to vote or otherwise dispose of the Shares), other than restrictions under the Securities Act of 1933, as amended. Except for the Shares which are community property as set forth on the signature page hereto, the Shareholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Article 1, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares with no limitations, qualifications or restrictions on such rights.
     2.4 Total Shares. Except for the Shares set forth on the signature page hereto next to the Shareholder’s name, the Shareholder does not Beneficially Own any shares of capital stock or voting securities of Company (other than Shares as to which the Shareholder disclaims Beneficial Ownership in any Company filing under the Exchange Act). Except as set forth on the signature page hereto, the Shareholder does not Beneficially Own any (i) securities of Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (ii) options or other rights to acquire from Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Company.
     2.5 No Finder’s Fees. Other than existing financial advisory and investment banking arrangements and agreements set forth in the Merger Agreement, no broker, investment banker, financial adviser or other person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with the transactions contemplated by the Merger Agreement based upon arrangements made by the Shareholder.
     2.6 Reliance by Parent. The Shareholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Shareholder’s execution, delivery and performance of this Agreement.
ARTICLE 3
Representations and warranties of parent
     Parent represents and warrants to the Shareholder:
     3.1 Corporate Authorization. The execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby are within the corporate powers of Parent and have been duly authorized by all necessary corporate action. This Agreement constitutes a legal valid and binding agreement of Parent, enforceable against Parent in accordance with its terms.
ARTICLE 4
Covenants of Shareholder
     The Shareholder hereby covenants and agrees that:
     4.1 No Proxies for or Encumbrances on Shares. Except pursuant to the terms of this Agreement, the Shareholder shall not, without the prior written consent of Parent, directly or indirectly, (i) grant any proxy or power of attorney, deposit any Shares into any voting trust or enter into any other agreement or arrangement with respect to the voting of any Shares or (ii) acquire (other than upon the exercise out outstanding options to purchase Company Common Stock), sell, assign, transfer, distribute, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect acquisition or sale, assignment, transfer, tender, pledge, distribution, encumbrance or other disposition of, any Shares. The Shareholder shall not, solely in the Shareholder’s capacity as a Shareholder, directly or indirectly, (i) solicit, initiate or encourage an Acquisition Proposal, (ii) furnish or disclose to any Third Party non-public information of the Company with respect to an Acquisition Proposal, (iii) negotiate or engage in substantive discussions on behalf of the Company with any Third Party with respect to an Acquisition Proposal or (iv) enter into any agreement (whether or not binding) or agreement in principle on behalf of the Company with respect to an Acquisition Proposal or permit any of the Shareholder’s agents to do any of the foregoing, and the Shareholder agrees promptly to notify Parent orally (in all events within two (2) Business Days) and in writing (as soon thereafter as practicable) of the material terms and status of any inquiry or proposal which the Shareholder or any of its agents may receive from any Person after the date hereof relating to any of such matters and, if such inquiry or proposal is in writing, the Shareholder shall deliver to Parent a copy of such inquiry or proposal promptly. The Shareholder will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to the foregoing. The Shareholder shall not take any action that would make any representation or warranty of the Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling the Shareholder from performing the Shareholder’s obligations under this Agreement.
     4.2 Dissenters’ Rights. The Shareholder agrees not to exercise any rights (including, without limitation, under Section 1300 et seq. of the CGCL to demand dissenters’ rights which may arise with respect to the Merger.
     4.3 Stop Transfer. The Shareholder agrees with, and covenants to, Parent that the Shareholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shares, unless such transfer is made in compliance with this Agreement.
     4.4 Disclosure. The Shareholder hereby permits Parent to publish and disclose in the Offer Documents and, if approval of the Company’s Shareholders is required under applicable law, a proxy statement (including all documents and schedules filed with the SEC), the Shareholders identity and ownership of the Shares and the nature of their commitments, arrangements and understandings under this Agreement to the extent required under the Exchange Act; provided Parent first gives the Company a written copy of such disclosure and the Company confirms in writing that such disclosure is accurate.
ARTICLE 5
Miscellaneous
     5.1 Further Assurances. Parent and the Shareholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement, and use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement.
     5.2 Amendments; Termination. Any provision of this Agreement may be amended or waived if, but only if, such amendment or, waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by the party against whom the waiver is to be effective. This Agreement shall terminate upon the termination of the Merger Agreement in accordance with its terms; provided, however, that in such case Article 5 hereof shall survive the termination of this Agreement in its entirety.
     5.3 Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any of such rights, powers or remedies by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.
     5.4 Recovery of Attorney’s Fees. In the event of any litigation between the parties relating to this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs (including court costs) from the non-prevailing party, provided that if both parties prevail in part, the reasonable attorneys’ fees and costs shall be awarded by the court in such manner as it deems equitable to reflect the relative amounts and merits of the parties’ claims.
     5.5 Certain Events. Subject to Section 4.1 hereof, the Shareholder agrees that this Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any person or entity to which legal ownership or Beneficial Ownership of the Shares shall pass, whether by operation of law or otherwise, including, without limitation, the Shareholder’s heirs, guardians, administrators or successors. Notwithstanding any such transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.
     5.6 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other parties hereto, except that Parent may transfer or assign its rights and obligations to any affiliate of Parent.
     5.7 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision of this Agreement in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

     5.8 No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.
     5.9 Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief, without the necessity of posting bond, in addition to any other remedy to which it may be entitled at law or in equity.
     5.10 Antidilution. In the event that the Company institutes any change in the Company Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, conversions, exchanges of shares or the like, all Shares resulting from such change shall be subject to this Agreement and the prices referred to herein shall be proportionately adjusted to reflect such change.
     5.11 Shareholder Capacity. If the Shareholder is or becomes during the term hereof, or has designated or designates during the term hereof, a director of the Company, the Shareholder does not make any agreement or understanding herein in the Shareholder’s capacity as a director or on behalf of any director designated by the Shareholder, as the case may be. The Shareholder signs solely in the Shareholder’s capacity as the record and Beneficial Owner of the Shares. Nothing in this Agreement will be deemed to restrict or limit the Shareholder’s right to act in his, her or its capacity as an officer or director of the Company consistent with his, her or its fiduciary obligations in such capacity as permitted under the Merger Agreement.
     5.12 Mutual Release.

     (a) The Shareholder, solely in such capacity as a Shareholder of the Company, hereby releases and discharges Parent, the Company, the Surviving Corporation and their respective officers, directors, employees, agents, attorneys, representatives, successors and assigns (and the respective heirs, executors, administrators, representatives, successors and assigns of such officers, directors, employees, agents, attorneys and representatives) from any and all claims, actions, causes of action, suits, debts, sums of money, controversies, agreements, promises, damages, judgments, claims and demands whatsoever, at law or in equity, which the Shareholder, solely as a result of the Shareholder’s status as a Shareholder of the Company, had or now has as of the date of this Agreement, upon or by reason of any matter, cause or thing whatsoever relating, directly or indirectly, to Parent, the Company or the Surviving Corporation; provided, however, that this release shall not cover any claims the Shareholder may have against the Parent for failure to pay the purchase price for the Shares tendered pursuant to Section 1.3 or otherwise for breach of the Merger Agreement.
     (b) Parent, the Company, the Surviving Corporation and their respective officers, directors, employees, agents, attorneys, representatives, successors and assigns (and the respective heirs, executors, administrators, representatives, successors and assigns of such officers, directors, shareholders, employees, agents, attorneys and representatives) hereby release and discharge Shareholder, solely in such capacity as a Shareholder of the Company, from any and all claims, actions, causes of action, suits, debts, sums of money, controversies, agreements, promises, damages, judgments, claims and demands whatsoever, at law or in equity, which Parent, the Company, the Surviving Corporation and their respective officers, directors, employees, agents, attorneys, representatives, successors and assigns (and the respective heirs, executors, administrators, representatives, successors and assigns of such officers, directors, shareholders, employees, agents, attorneys and representatives), had or now has as of the date of this Agreement, upon or by reason of any matter, cause or thing whatsoever relating, directly or indirectly, to Parent, the Company or the Surviving Corporation; provided, however, that this release shall not cover any claims the Parent may have against the Shareholder for breach of this Agreement.
     (c) With respect to the release under this Section 5.12, Parent, on behalf of itself, the Company and the Surviving Corporation and their respective officers, directors, employees, agents, attorneys, representatives, successors and assigns (and the respective heirs, executors, administrators, representatives, successors and assigns of such officers, directors, employees, agents, attorneys and representatives), and the Shareholder, on behalf of himself, herself or itself (as applicable) and the Shareholder’s affiliates, each (A) represents, warrants and acknowledges that he, she or it, as applicable, has been fully advised by its attorney of the contents of Section 1542 of the Civil Code of the State of California, and (B) hereby expressly waives the benefits thereof that he, she or it, as applicable, may have thereunder. Section 1542 of the Civil Code of the State of California provides as follows:
“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

Parent, on behalf of itself, the Company and the Surviving Corporation and their respective officers, directors, employees, agents, attorneys, representatives, successors and assigns (and the respective heirs, executors, administrators, representatives, successors and assigns of such officers, directors, employees, agents, attorneys and representatives), and the Shareholder, on behalf of himself, herself or itself (as applicable) and the Shareholder’s affiliates, also hereby waive the benefits of, and any rights that such party may have under, any statute or common law principle of similar effect in any jurisdiction to the extent relating to the claims released by such party under this Section 5.12.
     5.13 Governing Law; Venue. This Agreement shall be governed and construed in accordance with the laws of the State of California, without regard to any applicable conflicts of law provisions (except to the extent that mandatory provisions of federal law). Each of the parties hereto irrevocably submit to the exclusive jurisdiction and venue of the courts of the State of California or of the United States of America, in each located in the County of Santa Clara, California, for the purpose of any suit, action or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated hereby, which is brought by or against any other party hereto and hereby irrevocably agree (a) that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court and (b) not to commence any action suit or proceeding relating to this Agreement other than in such court. Each party hereto irrevocably and unconditionally waives and agrees not to assert in any such suit, action or proceeding, in each case, to the fullest extent permitted by applicable law, (i) any objection to the laying of venue of any such suit, action or proceeding brought in any such court, (ii) any claim that such party is not personally subject to the jurisdiction of any such court, and (iii) any claim that any such suit, action or proceeding is brought in an inconvenient forum. Each party hereto agrees that service of any process, summons, notice or document by U.S. registered mail addressed to such party shall be effective service of process for any action, suit or proceeding brought against such party in any such court. Each party hereto agrees that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon such party and may be enforced in any other courts to whose jurisdiction such party is or may be subject, by suit upon such judgment.
     5.14 Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.
     5.15 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been given at the earlier of the date personally delivered or sent by telephonic facsimile transmission (with a copy via other means specified herein) or one day after sending via nationally recognized overnight courier or five days after deposit in the United States mail, certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

If to the Shareholder:	At the address set forth on the signature pages hereof

If to Parent:	American Medical Systems Holdings, Inc.

10700 Bren Road West
Minnetonka, Minnesota 55343
Fax: (952) 930-6695
Attn: Chief Executive Officer

with a copy to:	Oppenheimer Wolff & Donnelly LLP
Plaza VII, Suite 3300
Minneapolis, Minnesota 55402-1609
Fax: (612) 607-7100
Attention: Thomas A. Letscher
or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth in this Section 5.15.
     5.16 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.
     5.17 No Third Party Beneficiaries. Except as provided in Section 5.12, this Agreement is not intended to be for the benefit of, and shall not be enforceable by, any Person other than the parties hereto and Merger Sub.
     5.18 Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.
     5.19 Counterparts. This Agreement may be signed in two counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Shareholder Agreement to be duly executed as of the day and year first above written.

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.

By:

Name:

Title:

SHAREHOLDER

Class of Stock	Shares Owned

Common Stock

[Signature]

Name:

Address:

Telephone:

Fax:

[IF THE SHARES ARE COMMUNITY PROPERTY, PLEASE HAVE THE
SHAREHOLDER’S SPOUSE COMPELTE THE FOLLOWING AND SIGN BELOW]

SPOUSE

Class of Stock	Shares Owned

Common Stock

[Signature]

Name:

Address:

Telephone:

Fax: